UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2022

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
110 West Front Street, Red Bank, New Jersey 07701
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange in which registered
Common stock, $0.01 par value per share	OCFC	NASDAQ
Depositary Shares (each representing a 1/40th interest in a share of 7.0% Series A Non-Cumulative, perpetual preferred stock)	OCFCP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 17, 2022, OceanFirst Financial Corp. (the “Company”) issued a press release announcing the retirement of its Chief Financial Officer, Michael J. Fitzpatrick and hiring of Patrick S. Barrett as Executive Vice President and Chief Financial Officer effective June 1, 2022. Mr. Barrett will join the Company on April 18, 2022 as Executive Vice President, Finance, until Mr. Fitzpatrick’s retirement. A copy of such press release is attached as Exhibit 99.1. Mr. Barrett previously served as Executive Vice President and Chief Financial Officer of First Midwest Bancorp, Inc., and First Midwest Bank, since 2017. In connection with Mr. Barrett’s hiring, the Company entered into an Executive Employment Agreement with Mr. Barrett and OceanFirst Bank, N.A. (the “Bank”), as well as a Confidentiality and Executive Restriction Agreement, and an Executive Change in Control Agreement. The agreements are filed herewith as Exhibits 10.47, 10.48, and 10.49, respectively, and the following summary is qualified by reference to such Exhibits.

The employment agreement has a term expiring on July 31, 2024, but provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to Mr. Barrett (the “Executive”) after conducting his performance evaluation. The employment agreement provides for base salary of $450,000 per annum, participation in the Company’s cash incentive program with a target bonus for 2022 of $300,000, which shall be pro rated to reflect the partial year worked, and participation in the Company’s 2020 Stock Incentive Plan with an equity award with a value of $200,000 for 2022 and $450,000 for 2023. The Company has agreed to reimburse Mr. Barrett for certain relocation expenses up to a maximum of $300,000. In addition, the agreement provides for health and welfare benefits and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances specified in the agreements.

The agreements provide for termination, at any time by the Bank or the Company, for Cause (as defined in the agreements) or without Cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for Cause, or in the event of the Executive’s qualifying resignation from the Bank, and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all named executive officers as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

The employment agreement provides for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and, if applicable, federal law.

Under the Executive Change in Control Agreement, if a qualifying resignation or involuntary termination (other than for Cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the Target Cash Compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is at least adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

In event of the Executive’s subsequent death while he is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to his beneficiaries or estate.

Under the Confidentiality and Employee Restriction Agreement, Mr. Barrett is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1	Press Release dated	March 17, 2022
10.47	Executive Employment Agreement between OceanFirst Financial Corp. and Patrick Barrett
10.48	Confidentiality and Executive Restriction Agreement
10.49	Executive Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Dated:	March 17, 2022	/s/ Steven J. Tsimbinos
Steven J. Tsimbinos
Executive Vice President, General Counsel, and Corporate Secretary